Exhibit 3.2
Adopted September 1, 2011
AMENDED AND RESTATED BYLAWS
OF
PIKE ELECTRIC CORPORATION
ARTICLE I
OFFICES
SECTION 1.01. Registered Office. The registered office of Pike Electric Corporation (hereinafter called the “Corporation”) in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the resident agent in charge thereof shall be The Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the “Board”) shall from time to time select.
SECTION 1.02. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
SECTION 2.01. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such hour as shall from time to time be fixed by the Board.
SECTION 2.02. Special Meetings. Except as otherwise required by law or by the Certificate of Incorporation of the Corporation (the “Certificate”) and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called by the Board or by any two directors.
SECTION 2.03. Place of Meetings. The meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall from time to time be fixed by the Board. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”) (or any successor provision thereto). Any previously scheduled meeting of the stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such meeting of stockholders.
SECTION 2.04. Notice of Meetings. Except as otherwise provided by law or by the Certificate, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article VII of these Bylaws. Notice of adjournment of a meeting of stockholders need not be given if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

SECTION 2.05. Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes or series, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class or series, present in person or by proxy, shall constitute a quorum of such class.
SECTION 2.06. Adjournments. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.
SECTION 2.07. Order of Business; Advance Notice of Stockholder Proposals. At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (a) by or at the direction of the chairman of the meeting, or (b) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof) or (c) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 2.07, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.07. At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the special meeting specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board.
At each meeting of the stockholders, the Chairman of the Board or, in the absence of the Chairman of the Board, the President or, in the absence of the Chairman of the Board and the President, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting including the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.
For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, a stockholder’s notice to the Secretary shall set forth in writing:
(a) the name and address of the stockholder and any Stockholder Associated Person (hereinafter defined) of such stockholder;

(b) a representation that the stockholder or Stockholder Associated Person; intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;
(c) as to each of the stockholder and all Stockholder Associated Persons, if any, of such stockholder (i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person; (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (iv) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vi) any performance-related fees that such stockholder or Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments; in each case, if any, such information shall be as of the date of such notice, (which information shall be supplemented by such stockholder as to itself and any Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);
(d) a brief description of each item of business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;
(e) any interest of the stockholder or any Stockholder Associated Person, if any, in such business, including a description of all agreements, arrangements and understandings between or among any of the stockholder, any Stockholder Associated Person, if any, and any other person or persons (naming such person or persons) in connection with the proposal of such business; and
(f) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.
If a stockholder who otherwise has given proper notice of a proposal does not appear or send a qualified representative to present such proposal at such annual meeting or is no longer a holder of record on the date of such meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.07. The chairman of an annual meeting may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder’s proposal without having made the representation required by clause (e) of the fourth preceding sentence.

For purposes of this Section 2.07 and Section 3.03 below:
(1) The term “public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any successor provisions thereto; and
(2) The term “Stockholder Associated Person” shall mean, with respect to a stockholder, (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.
Notwithstanding the foregoing provisions of this Section 2.07, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies also shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.07. Nothing in this Section 2.07 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
SECTION 2.08. List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.
SECTION 2.09. Voting. Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of Preferred Stock shall be entitled at each meeting of stockholders to such number of votes, if any, for each share of such stock, as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder’s name on the books of the Corporation:
(a) on the date fixed pursuant to Section 6.06 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or
(b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize one or more persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided for or fixed by or pursuant to the Certificate or these Bylaws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person or represented by proxy shall be the act of such class or series.
Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot.
SECTION 2.10. Inspectors. The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting of stockholders and make a written report thereof. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.
ARTICLE III
BOARD OF DIRECTORS
SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law or by the Certificate. If any such provision is made in the Certificate, the powers and duties imposed upon the Board by law shall be exercised or performed to such extent and by such person or persons as shall be provided in the Certificate.
SECTION 3.02. Number, Qualification and Election. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate relating to the rights of the holders of any series of Preferred Stock, the number of directors shall be fixed from time to time by the Board and shall initially be two.
The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be elected by the stockholders entitled to vote thereon at each annual meeting of the stockholders by a plurality of those stockholders voting thereon.
SECTION 3.03. Notification of Nominations. Subject to the rights of the holders of any series of Preferred Stock, nominations for the election of directors may be made by or at the direction of the Board, or by any stockholder who is a stockholder of record at the time of the giving of notice of nomination provided for in this Section 3.03 and is entitled to vote for the election of directors, and who complies with the procedures set forth in this Section 3.03. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation with respect to an election to be held at an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the first anniversary of the date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and any Stockholder Associated Person of such stockholder, and of the person or persons to be nominated;

(b) as to such stockholder and all Stockholder Associated Persons, if any, of such stockholder (i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person; (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (iv) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vi) any performance-related fees that such stockholder or Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments; in each case, if any, such information shall be as of the date of such notice, (which information shall be supplemented by such stockholder as to itself and any Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);
(c) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(d) a description of all arrangements or understandings between or among the stockholder, any Stockholder Associated Person of the stockholder, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;
(e) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, or to be obtained by the Company from such nominee in connection with such proxy statement, had each nominee been nominated, or intended to be nominated, by the Board, and an agreement by each nominee to furnish such information as may reasonably be required by the Corporation determine the eligibility of such nominee to serve as an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or such nominee;

(f) the consent of each nominee to serve as a director if so elected; and
(g) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect.
The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in favor of such stockholder’s nominee(s) without having made the representation required by clause (f) of the immediately preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.03 shall be eligible to serve as directors of the Corporation.
Notwithstanding anything in the immediately preceding paragraph of this Section 3.03 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 3.03 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
SECTION 3.04. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The term “Whole Board” shall mean the total number of authorized directors, whether or not there exist any vacancies or unfilled previously authorized directorships.
SECTION 3.05. Place of Meeting. Subject to Sections 3.06 and 3.07, the Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
SECTION 3.06. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman of the Board, the President or by a majority of the directors, and shall be held at such place, on such date and at such time as he or they, as applicable, shall fix.
SECTION 3.07. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telecopy or by electronic transmission or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

SECTION 3.08. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.
SECTION 3.09. Participation in Meeting by Means of Communications Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other or as otherwise permitted by law, and such participation in a meeting shall constitute presence in person at such meeting.
SECTION 3.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee, as the case may be, consent thereto in writing, by electronic transmission or transmissions, or as otherwise permitted by law and, if required by law, the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
SECTION 3.11. Resignations. Any director may resign at any time by giving written notice to the Board, the Chairman of the Board, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 3.12. Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board, and not by the stockholders, by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall only be filled by the Board. Any director elected in accordance with the preceding sentence of this Section 3.12 shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.
SECTION 3.13. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as a director. Nothing contained in this Section 3.13 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.
SECTION 3.14. Establishment of Committees of the Board of Directors. The Board may from time to time by resolution create committees of directors, officers, employees or other persons, with such functions, duties and powers as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its actions and rules or procedure, and fix the time, place and manner of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time.

ARTICLE IV
OFFICERS
SECTION 4.01. Number; Term of Office; Salary. The officers of the Corporation shall be elected from time to time by the Board and shall consist of a Chief Executive Officer (who shall be either the Chairman of the Board or the President, as provided in these Bylaws), a President, a Treasurer, a Secretary and a Controller. In addition, the Board may elect a Chairman of the Board, a Chief Operating Officer, one or more Vice Presidents (including Assistant, Executive and Senior Vice Presidents) and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as provided in these Bylaws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and qualified, or until such person’s death or resignation or until such person’s removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties. The salaries of the officers shall be fixed from time to time in the manner prescribed by the Board.
SECTION 4.02. Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof called for such purpose or, except in the case of the Chairman of the Board, by the Chief Executive Officer.
SECTION 4.03. Resignation. Any officer may resign at any time by giving notice to the Board, the President or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
SECTION 4.04. Chief Executive Officer. If there is a Chairman of the Board and the Board of Directors designates the Chairman of the Board as the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer of the Corporation. Otherwise, the President shall be the Chief Executive Officer of the Corporation. Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall supervise and control the management of the Corporation and shall have such duties and authority as are normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws. The title of the Chairman of the Board or President, as the case may be, serving as the Chief Executive Officer may, but need not, also refer to his or her position as Chief Executive Officer.
SECTION 4.05. Chairman of the Board. The Board of Directors may, but need not, appoint from among its members an officer designated as the Chairman of the Board. If there is appointed a Chairman of the Board and such Chairman of the Board is also designated by the Board of Directors to be the Chief Executive Officer, then the Chairman of the Board shall have all of the duties and authority of the Chief Executive Officer and shall also, when present, preside over meetings of the shareholders and the Board of Directors. If there is a Chairman of the Board but such Chairman of the Board is not also designated as the Chief Executive Officer, then the Chairman of the Board shall, when present, preside over meetings of the Board of Directors and shall have such other duties and authority as may be prescribed from time to time by the Board of Directors or as are provided for elsewhere in these Bylaws. The designation of and any reference to the Chairman of the Board may be shortened to “the Chairman,” and all references to either “the Chairman of the Board” or “the Chairman” of the Corporation shall mean the Chairman of the Board described in this Section 4.05.

SECTION 4.06. Chief Operating Officer. If there is appointed a Chairman of the Board who is also the Chief Executive Officer but who is not the President, then the President shall be the Chief Operating Officer. If the President is the Chief Executive Officer, then the President shall also have the duties and authority of the Chief Operating Officer unless the Board of Directors shall designate some other officer of the Corporation as the Chief Operating Officer. Subject to the direction and control of the Chief Executive Officer and the Board of Directors, the Chief Operating Officer shall supervise and control the operations of the Corporation, shall have such duties and authority as are normally incident to the position of chief operating officer of a corporation and such other duties as may be prescribed from time to time by the Chief Executive Officer or the Board of Directors, and, in the absence or disability of the Chief Executive Officer, shall have the authority and perform the duties of the Chief Executive Officer. The title of the President or other officer serving as the Chief Operating Officer may, but need not, also refer to his or her position as Chief Operating Officer.
SECTION 4.07. President. Unless the Chairman of the Board is also designated the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have all of the duties and authority of that office. If the President is not the Chief Executive Officer, then the President shall be the Chief Operating Officer and shall have all of the duties and authority of that office. If the President shall be the Chief Executive Officer and no other officer shall have been designated by the Board of Directors as the Chief Operating Officer, then the President shall also have all of the duties and authority of the Chief Operating Officer. The President shall also have such other duties and authority as may be prescribed from time to time by the Board of Directors.
SECTION 4.08. Vice Presidents. Each Vice President shall perform such duties and have such powers as are normally incident to the office of Vice President or as shall be prescribed by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors. In addition, each Vice President shall have the authority, on behalf of the Corporation, to execute documents and take other actions (a) that have been approved by the Board, by either specific or general authorization, or (b) that otherwise are executed or taken in the ordinary course of the Corporation’s business and are within the general powers normally incident to such Vice President’s office or prescribed for such Vice President by the Chief Executive Officer, the Chief Operating Officer or the Board. The Board of Directors may designate a particular Vice President or particular Vice Presidents to have the authority and perform the duties of the President in the absence or disability of the President (including the duties and authority of the President as either Chief Executive Officer or Chief Operating Officer or both, if the President serves as such).
SECTION 4.09. Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors; shall keep, or cause to be kept, full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, and shall generally have charge over the Corporation’s accounting and financial records; shall cause a true statement of its assets and liabilities as of the close of each fiscal year, and of the results of its operations and of cash flows for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made as soon as practicable after the end of such fiscal year. The Treasurer shall also prepare and file, or cause to be prepared and filed, all reports and returns required by Federal, State or local law and shall generally perform all other duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.

SECTION 4.10. Controller. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.
SECTION 4.11. Secretary. The Secretary shall have the responsibility and authority to maintain and authenticate the records of the Corporation; shall keep, or cause to be kept, accurate records of the acts and proceedings of all meetings of shareholders, directors and Committees; shall give, or cause to be given, all notices required by law and by these Bylaws; shall have general charge of the corporate books and records and of the corporate seal, and shall affix the corporate seal to any lawfully executed instrument requiring it; shall have general charge of the stock transfer books of the Corporation and shall keep, or cause to be kept, all records of shareholders as are required by applicable law or these Bylaws; shall sign such instruments as may require the signature of the Secretary; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the Chief Executive Officer, the Chief Operating Officer, or the Board of Directors.
SECTION 4.12. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall in general perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief Operating Officer or the Board of Directors.
ARTICLE V
INDEMNIFICATION
SECTION 5.01. Indemnification of Directors and Officers in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Sections 5.03 and 5.11, the Corporation shall indemnify any person who serves or has served as a director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was such a director or officer, or is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
SECTION 5.02. Indemnification of Directors and Officers in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Sections 5.03 and 5.11, the Corporation shall indemnify any person who serves or has served as a director or officer of the Corporation and who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was such a director or officer, or is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 5.03. Authorization of Indemnification. Any indemnification under this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 5.01 or Section 5.02 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
SECTION 5.04. Good Faith Defined. For purposes of any determination under Section 5.03, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 5.04 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 5.04 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 5.01 or Section 5.02, as the case may be.
SECTION 5.05. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 5.03, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.01 or Section 5.02. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 5.01 or Section 5.02. Neither a contrary determination in the specific case under Section 5.03 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5.05 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

SECTION 5.06. Expenses Payable in Advance. Subject to Section 5.11, expenses (including attorneys’ fees) actually and reasonably incurred by a current or former director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding with respect to which indemnification may be provided under Section 5.01 or Section 5.02 above shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article V. Such expenses (including attorneys’ fees) incurred by former directors or officers may be so paid upon such terms and conditions, if any, as the Board deems appropriate, consistent with its obligation to promptly pay all such expenses actually and reasonably incurred.
SECTION 5.07. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses are or at any time may be entitled under the DGCL, the Certificate, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 5.01 and Section 5.02 shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.01 or Section 5.02 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
SECTION 5.08. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article V.
SECTION 5.09. Certain Definitions. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger with the Corporation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agent so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article V, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

SECTION 5.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Accordingly, unless the context otherwise requires, all references in this Article V to a director or officer shall also include a former director or officer.
SECTION 5.11. Limitation on Indemnification and Advancement of Expenses. Notwithstanding anything contained in this Article V to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5.05), the Corporation shall not be obligated under this Article V to indemnify, or advance expenses to, any person in connection with (a) a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board, or (b) proceedings or claims involving the enforcement of any employment, severance, non-competition, compensation, or other plan or agreement with or of the Corporation or any of its affiliates to which such person may be a party, or of which such person may be a beneficiary, or (c) any proceeding with respect to which final judgment is rendered against such person for payment or an accounting of profits arising from the purchase or sale by such person of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, any similar successor statute, or similar provisions of state statutory law or common law.
SECTION 5.12. No Retroactive Repeal or Modification. The right of any director or officer to indemnification and advancement of expenses under this Article in provided as a contract right in consideration of and as an inducement for such director’s or officer’s service as such, and shall fully vest at the time such officer or director first assumes his or her position with the Corporation. Any repeal or modification of the foregoing provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.
ARTICLE VI
CAPITAL STOCK
SECTION 6.01. Certificates for Shares. The shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. To the extent that shares are represented by certificates, such certificates shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar held such position at the date of its issue.
The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

SECTION 6.02. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders or creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
SECTION 6.03. Registered Stockholders and Addresses of Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.
SECTION 6.04. Lost, Destroyed and Mutilated Certificates. The holder of any certificate representing any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
SECTION 6.05. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.
SECTION 6.06. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

SECTION 6.07. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
ARTICLE VII
MISCELLANEOUS
SECTION 7.01. Seal. The Board shall provide a suitable corporate seal, which shall bear, but not be limited to, the full name of the Corporation and shall be in the charge of the Secretary. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
SECTION 7.02. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution by the Board.
SECTION 7.03. Waiver of Notice. Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing or as otherwise permitted by law, which shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.
SECTION 7.04. Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by (a) the affirmative vote or consent of the holders of record of outstanding shares representing at least a majority of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, provided that notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws be included in the notice of any such meeting or waiver thereof, or (b) by the affirmative vote of not less than a majority of the Whole Board at any meeting of the Board, provided that notice of the proposed alteration, amendment or repeal or of the proposed new Bylaw or Bylaws be included in the notice of such meeting or waiver thereof. The provisions of this Section 7.04 are subject to any contrary provisions and any provisions requiring a greater vote that are set forth in the Certificate or these Bylaws.
SECTION 7.05. Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted may be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section 7.05, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.
SECTION 7.06. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined (a) by resolution of the Board or of any committee thereof or (b) by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or by any such committee thereof, or by these Bylaws.

SECTION 7.07. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation or other entity, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights. In the absence of a contrary delegation under this Section 7.07, the Chairman, the President or any Vice President designated by the Chairman or the President shall have such authority.
SECTION 7.08. Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the Certificate, if any, may be declared by the Board at any regular or special meeting of the Board (or any action by written consent in lieu thereof in accordance with these Bylaws), and may be paid in cash, in property or in shares of the Corporation’s capital stock. Before any payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board may modify or abolish any such reserve.
SECTION 7.09. Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.